Exhibit 10.47
HEALTH FITNESS CORPORATION
COMPENSATION ARRANGEMENTS FOR EXECUTIVE OFFICERS
FOR FISCAL YEAR 2009
     The Health Fitness Corporation Board of Directors approved the 2009 fiscal year base salaries for the executive officers as set forth below. In addition, these executive officers may participate in the Company’s 401(k) plan, employee stock purchase plan and medical and disability plans, as well as other compensatory plans, contracts and arrangements. The Company also pays for the Chief Executive Officer’s commuting expenses from his home state to the Company’s headquarters in Minnesota and his living and commuting expenses in Minnesota.

Employee	Title	Salary
Gregg O. Lehman, Ph.D.	Chief Executive Officer and President	$345,874
Wesley W. Winnekins	Chief Financial Officer	$203,449
Jeanne C. Crawford	Chief Human Resources Officer	$160,760
John E. Griffin	Chief Operations Officer	$221,450
James O. Reynolds, M.D.	Chief Medical Officer	$257,500
Brian J. Gagne	Senior Vice President-Account Management	$161,271
John F. Ellis	Chief Information Officer	$172,743
Katherine M. Meacham	Vice President Account Services	$145,523
David T. Hurt	Vice President Account Services	$138,102
J. Mark McConnell	Senior Vice President-Business and Corporate Development	$230,000